UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

IMPAX FUNDS SERIES TRUST I

(Exact name of registrant as specified in its charter)

Commonwealth of Massachusetts	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Penhallow Street, Suite 100 Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of each of:

Impax Global Infrastructure ETF	NYSE Arca, Inc.	32-0507350

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 002-38679

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Impax Global Infrastructure ETF, a series of Impax Funds Series Trust I (the “Registrant”), is incorporated by reference to Post-Effective Amendment No. 109 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on December 16, 2025 (File Nos. 002-38679; 811-02064). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Amended and Restated Agreement and Declaration of Trust of Registrant dated October 3, 2025 is incorporated by reference to Post-Effective Amendment No. 108 to the Registrant’s Registration Statement on Form N-1A.

2.	Bylaws of Registrant are incorporated by reference to Post-Effective Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of December 30, 2025.

Impax Funds Series Trust I

By:	/s/ Edward Farrington
Name:	Edward Farrington
Title:	President